Exhibit 99.1

Demandware Announces Fourth Quarter and Year End 2012 Financial Results

Record fourth quarter subscription revenue of $22.9 million, a 40% increase year over year

Record fourth quarter total revenue of $26.3 million, a 41% increase year over year

BURLINGTON, Mass.--(BUSINESS WIRE)--February 14, 2013--Demandware®, Inc. (NYSE: DWRE), the industry’s leading provider of enterprise cloud commerce solutions, today announced financial results for its fourth quarter and year ended December 31, 2012.

  Live customers reached 151 at year end, an increase of 50% from 101 at year end 2011
  Live sites reached 579 at year end, an increase of 60% from 361 at year end 2011
  Fourteen customers generated more than $100 million in gross merchandise value over the Demandware Commerce platform in 2012, up from seven customers in 2011
  Contract backlog (consisting of committed minimum subscription plus deferred revenue) reached $208.2 million as of December 31, 2012, an increase of 47% over $141.8 million as of December 31, 2011
  Subscription dollar retention rate exceeded 100% in 2012 and customer churn was less than 5%

Subscription revenue in the fourth quarter was $22.9 million, a 40% increase over $16.3 million in the fourth quarter of 2011. Total revenue for the fourth quarter was $26.3 million, a 41% increase from $18.6 million a year ago. On a comparable basis, excluding the $162,000 and the $1.8 million in subscription revenue in the fourth quarters of 2012 and 2011, respectively, from Neckermann GmbH, a Demandware customer that filed for insolvency proceedings on October 1, 2012, subscription revenue for the fourth quarter grew 56%. Excluding the $1.3 million and the $2.3 million in total revenue from Neckermann in the fourth quarters of 2012 and 2011, respectively, total revenue grew 53%.

Total subscription revenue for 2012 was $67.9 million, an increase of 44% over $47.2 million a year ago. Total revenue for the year ended December 31, 2012 reached $79.5 million, an increase of 41% over $56.5 million in 2011. Excluding the $4.3 million and the $7.1 million in subscription revenue from Neckermann in 2012 and 2011, respectively, subscription revenue grew 59% in 2012. Excluding the $6.8 million and the $9.1 million in total revenue from Neckermann in 2012 and 2011, respectively, total revenue grew 53% in 2012.

“We were pleased with our results this quarter which were driven by our customers’ outperformance during the holiday season,” stated Tom Ebling, Chief Executive Officer of Demandware. “During the fourth quarter and throughout 2012, we enabled our customers to move faster and, as a result, they grew faster. We were delighted that our comparable customers for 2012 grew their on-line businesses 34% on the Demandware Commerce platform. Their growth was powered by our robust merchandising and marketing tools and our state-of-the-art Demandware Commerce platform. Not only did we grow with our existing customers this year, but we also continued gaining traction with larger enterprise accounts. During 2012, large customers like Brooks Brothers and Pacific Sunwear launched sites on the Demandware Commerce platform, and enterprise class companies such as Karstadt signed initial contracts and are currently in implementation. We laid a strong foundation in 2012 and we are thrilled to enter 2013 as the clear leader in cloud based digital commerce solutions for enterprise customers.”

  Demandware signed significant new customers during the quarter including Fresh, HappyChic, Karstadt, Kipling, Nautica, Skullcandy, and World Kitchen.
  Aritzia, ECCO, Ethan Allen, London Drugs, PANDORA (with PFS Web) and Pure Fishing were among the leading companies that launched new initial sites on the Demandware Commerce platform during the fourth quarter.
  Existing customers like BootBarn, Guthy-Renker, Icebreaker, L’Oreal, Playmobil, and Quiksilver launched new commerce sites for new geographies or for new brands on the Demandware Commerce platform.

“This year, we continued to execute our land and expand strategy,” stated Scott Dussault, Demandware Chief Financial Officer. “Live customers increased 50%, live sites increased 60% and our contract backlog grew 47% over the prior year, to reach $208 million. Our results demonstrate that our significant investments in the business are paying off. In 2013, we plan to continue to invest in sales and marketing and research and development. We believe these investments will enable us to capitalize on the significant market opportunities being created by the rapid pace of change in retail that is accelerating because of the convergence of online and in-store shopping.”

Demandware’s income from operations for the fourth quarter of 2012 was $3.3 million, as compared to income from operations of $3.0 million for the same period in 2011. For the year ended December 31, 2012, Demandware’s loss from operations was $7.2 million, as compared to a loss from operations of $756,000, for the year ended December 31, 2011.

Demandware’s GAAP net income for the fourth quarter of 2012 was $3.2 million, or $0.11 per basic share and $0.10 per diluted share attributable to common stockholders, as compared to net income of $2.6 million, or $0.28 per basic share and $0.19 per diluted share attributable to common stockholders, for the fourth quarter of 2011. Demandware’s GAAP net loss for year ended December 31, 2012 was $8.1 million, or $(0.39) per basic and diluted share attributable to common stockholders, as compared to a net loss of $1.4 million, or $(1.75) per basic and diluted share attributable to common stockholders, for the year ended December 31, 2011.

Non-GAAP net income for the fourth quarter of 2012 was $5.5 million, or $0.18 per basic share and $0.17 per diluted share, as compared to non-GAAP net income of $2.9 million, or $0.66 per basic share and $0.45 per diluted share, for the fourth quarter of 2011. Non-GAAP net loss for year ended December 31, 2012 was $1.1 million, or $(0.04) per basic and diluted share, as compared to non-GAAP net income of $78,000, or $0.02 per basic share and $0.01 per diluted share, for 2011. (1)

(1)Non-GAAP net income and net loss excludes expenses related to stock-based compensation. Non-GAAP net income and net loss per share excludes expenses related to stock-based compensation and the accretion of redeemable preferred stock.

Quarterly Conference Call

To access the call at 8:30 a.m. today, please +1 (866) 510-0676 in the U.S. or +1 (617) 597-5361 internationally. The passcode for the call is: 54864002. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through February 21, 2013. The replay number is +1 (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The passcode for the replay is: 95176051. The replay will also be available as a webcast on Demandware’s Investor Relations Web site.

About Demandware

Demandware, a leader in digital commerce, enables the world’s premier retailers to move faster and grow faster in the changing face of retail. Demandware’s enterprise cloud platform minimizes the costs and complexities of running global, omni-channel commerce operations, and empowers retailers to respond with speed and agility to new market opportunities and continually evolving consumer expectations. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and net loss and non-GAAP net income and net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net income and net loss and non-GAAP net income and net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$58,877	$14,939
Short-term investments	48,251	-
Accounts receivable — net of allowance of doubtful accounts and credit memos	19,214	16,930
Prepaid expenses and other current assets	3,452	1,878
Total current assets	129,794	33,747

Property and equipment — net	8,377	6,404
Other assets	1,157	2,735
Total assets	$139,328	$42,886

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Current portion of notes payable	$3,021	$2,098
Accounts payable	3,168	1,884
Accrued expenses	8,348	7,023
Deferred revenue	11,105	13,960
Deferred rent	127	57
Total current liabilities	25,769	25,022

Long-term liabilities:
Deferred revenue	15,647	12,210
Notes payable	2,353	1,882
Deferred rent	969	682
Preferred stock warrant liability	-	107
Total liabilities	44,738	39,903

Series A redeemable convertible preferred stock	-	14,976
Series B redeemable convertible preferred stock	-	18,158
Series C redeemable convertible preferred stock	-	27,884
Series D redeemable convertible preferred stock	-	26,585
Total redeemable convertible preferred stock	-	87,603

Stockholders' equity (deficit):
Common stock	298	45
Additional paid-in capital	170,997	-
Accumulated other comprehensive loss	(17)	(53)
Accumulated deficit	(76,688)	(84,612)
Total stockholders’ equity (deficit)	94,590	(84,620)

Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$139,328	$42,886

Demandware, Inc.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Subscription	$22,869	$16,317	$67,930	$47,219
Services	3,450	2,299	11,545	9,328
Total revenue	26,319	18,616	79,475	56,547

Cost of revenue:
Subscription	3,608	2,669	13,015	9,511
Services	2,728	2,541	11,326	10,196
Total cost of revenue	6,336	5,210	24,341	19,707

Gross profit	19,983	13,406	55,134	36,840

Operating expenses:
Sales and marketing	9,094	5,462	33,496	19,847
Research and development	3,595	2,837	15,085	11,182
General and administrative	3,961	2,069	13,712	6,567
Total operating expenses	16,650	10,368	62,293	37,596

Income (loss) from operations	3,333	3,038	(7,159)	(756)

Other income (expense) :
Interest income	65	-	162	8
Interest expense	(93)	(82)	(355)	(280)
Other income (expense)	104	(348)	(351)	(171)

Other income (expense) — net	76	(430)	(544)	(443)
Income (loss) before income taxes	3,409	2,608	(7,703)	(1,199)
Income tax expense	186	32	421	212

Net income (loss)	$3,223	$2,576	$(8,124)	$(1,411)
Accretion of redeemable convertible preferred stock	-	(1,318)	(1,172)	(5,274)

Net income (loss) attributable to common stockholders	$3,223	$1,258	$(9,296)	$(6,685)

Basic net income (loss) per share attributable to common stockholders	$0.11	$0.28	$(0.39)	$(1.75)

Basic weighted average common shares outstanding	29,738	4,438	24,063	3,823

Diluted net income (loss) per share attributable to common stockholders	$0.10	$0.19	$(0.39)	$(1.75)

Diluted weighted average common shares outstanding	31,780	6,536	24,063	3,823

Demandware, Inc.
Stock Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Cost of subscription revenue	$55	$4	$175	$20
Cost of services revenue	232	22	722	93
Sales and marketing	605	78	1,842	252
Research and development	474	32	1,509	487
General and administration	875	210	2,795	637

	$2,241	$346	$7,043	$1,489

Demandware, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,223	$2,576	$(8,124)	$(1,411)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,007	765	3,439	2,884
(Gain) loss on disposal of property and equipment	-	(6)	(3)	80
Re-measurement of preferred stock warrant liability	-	54	426	49
Stock-based compensation	2,241	346	7,043	1,489
Deferred rent expense	(25)	(5)	357	306
Other non-cash reconciling items	117	11	209	105
Changes in operating assets and liabilities:
Accounts receivable	(3,581)	(4,268)	(2,285)	(5,355)
Prepaid expenses and other current assets	248	(151)	(1,011)	(422)
Other long-term assets	21	69	203	(20)
Accounts payable	283	(45)	1,016	(108)
Accrued expenses	(218)	1,105	1,224	3,213
Deferred revenue	(3,962)	112	583	(99)
Net cash (used in) provided by operating activities	(646)	563	3,077	711

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(187)	(235)	(3,846)	(3,473)
Purchase of marketable securities	(16,662)	-	(63,239)	-
Sale and maturity of marketable securities	5,329	-	14,828	-
Proceeds from sale of property and equipment	-	-	-	25
Increase in restricted cash and other assets	(189)	(22)	(357)	(63)

Net cash used in investing activities	(11,709)	(257)	(52,614)	(3,511)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	94,116	-
Proceeds from exercise of stock options	252	77	1,282	1,645
Deferred offering costs	(43)	(585)	(1,604)	(1,674)
Proceeds from issuance of notes payable	-	-	2,757	2,570
Payments of equipment notes	(697)	(568)	(2,674)	(1,884)
Payments of software financing agreement	(229)	-	(471)	-

Net cash (used in) provided by financing activities	(717)	(1,076)	93,406	657

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	63	(64)	69	(66)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,009)	(834)	43,938	(2,209)

CASH AND CASH EQUIVALENTS — Beginning of period	71,886	15,773	14,939	17,148

CASH AND CASH EQUIVALENTS — End of period	$58,877	$14,939	$58,877	$14,939

Demandware, Inc.
Calculation of Non-GAAP Operating Income (Loss), Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) Per Share
(unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating income (loss):
GAAP operating income (loss)	$3,333	$3,038	$(7,159)	$(756)
Add back:
Stock-based compensation	2,241	346	7,043	1,489
Total non-GAAP operating income (loss)	5,574	3,384	(116)	733

Net income (loss):
GAAP net income (loss)	$3,223	$2,576	$(8,124)	$(1,411)
Add back:
Stock-based compensation	2,241	346	7,043	1,489
Total non-GAAP net income (loss)	5,464	2,922	(1,081)	78

Basic non-GAAP net income (loss) per share:	$0.18	$0.66	$(0.04)	$0.02

Dilutive non-GAAP net income (loss) per share:	$0.17	$0.45	$(0.04)	$0.01

CONTACT:
Demandware
Erica Smith, 781-425-1222
Director Investor Relations
esmith@demandware.com